Exhibit 99.1

DeFi Dev Corp. Advances Solana Treasury Strategy with Validator Business Acquisition

BOCA RATON, FL — May 5, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (“DeFi Dev Corp” or the “Company”) the leading public-market vehicle for Solana (SOL) accumulation, today announced that it has entered into a definitive agreement to acquire a Solana validator business with an average delegated stake of approximately 500,000 SOL ($75.5 million). The purchase price of $3.5 million will be satisfied through a combination of $3 million in restricted DFDV stock and $500,000 in cash. Upon completion, the validator operation will be rebranded to DeFi Development Corp., its staking rewards will be integrated into the Company’s revenue streams, and all SOL owned by DeFi Development Corp. will be self-staked through the newly acquired validator business.

The acquisition marks a key strategic expansion of DeFi Dev Corp.’s role within the Solana network - allowing the Company to directly earn SOL rewards in exchange for validating transactions and securing the network. “This acquisition doesn’t just add a new line of protocol-native cashflow, it amplifies our alignment with the infrastructure underpinning tomorrow’s decentralized economy,” said Parker White, CIO and COO of DeFi Dev Corp. “Owning and operating validators with significant delegated stake puts us at the core of Solana - while furthering our mission of effectively accumulating SOL to deliver superior risk-adjusted returns relative to holding SOL directly.”

DeFi Dev Corp. has established itself as a unique public-market vehicle for accumulating Solana’s native token, SOL. The acquisition will help further enable market participants to gain transparent exposure to one of the most performant Layer 1 ecosystems in the digital asset industry. DeFi Dev Corp. currently holds approximately 317,273 SOL, valued at approximately $47.9 million.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

We are an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," strategy," "future," "likely," "may,", "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com